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                                                                    Exhibit 10.2


                             DEMAND PROMISSORY NOTE

$999,999                                                      New York, New York
September 2, 2000


         FOR VALUE RECEIVED, the undersigned, LOUIS LILLING, residing at 142 Wycoff Way West, East Brunswick, New Jersey 08816 ("Maker"), promises to pay to the order of ENVIRO INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation ("Holder"), the principal sum of nine hundred ninety nine thousand ($999,999) Dollars, together with simple interest at the rate of ten (10 %) percent per annum. Maker shall be required to pay the entire unpaid principal amount plus accrued interest on the earlier of one hundred eighty (180) days from the date hereof or (ii) on demand (the "Term"). All payments hereunder shall be made at the offices of Bondy & Schloss LLP (the "Escrow Agent") at 6 East 43rd Street, New York, New York 10017 in such coin or currency which shall constitute legal tender of the United States.

         1. Payment of the Note. Payments of principal and interest shall be made by check payable to "Bondy & Schloss LLP as escrow agent" or by wire transfer to the IOLA account of the Escrow Agent as follows:

         Name of Bank: Citibank, N.A.
         Account Name: Bondy & Schloss LLP IOLA Escrow Account
         Account Number: 59204796
         ABA Number: 021000089

         2. Prepayment. Prepayment of all or any part of the amount due under this Promissory Note (the "Note") may be made at any time by Maker, without premium or penalty.

         3. Acceleration. The entire principal amount of this Note plus interest to the date thereof shall immediately be due and payable without further act or deed upon the occurrence of any of the following events, which such event shall be referred to hereinafter as an "Event of Default":

                  (a) Failure of the Maker to pay an Installment within ten (10) days of the due date;

                  (b) The bankruptcy of Maker, or

                  (c) if Maker shall make a general assignment for the benefit of his creditors.

         4. Interest. In the Event of Default, the remaining principal plus interest computed at the Default Rate defined as the prime rate of interest plus two (2%) percent shall be due and payable.

         5. Enforcement of Holder's Rights. In the event of a default, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in
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this Note or in and of the exercise of any power or right granted by this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.

         6. Waiver. Maker hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of the indebtedness evidenced by this Note and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         7. Holder's Costs and Attorneys' Fees. Maker shall pay or reimburse Holder for all costs and expenses, including reasonable attorneys' fees, incurred by Holder in collecting any amounts required to be paid under this Note or otherwise enforcing any of Holder's rights and remedies under this Note following an Event of Default.

         8. Remedies. The remedies provided in this Note shall be cumulative and concurrent, and shall be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by Maker, to exercise any right or remedy shall constitute a waiver of the right to exercise the right or remedy upon such default or subsequent default.

         9. Severability. If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision or provisions shall not affect the validity or enforceability of any other provisions or provisions hereof.

         10. Successors and Assigns. This Note shall be binding upon Maker, its successors and assigns and shall inure to the benefit of and be enforceable by Holder, its executors, administrators, successors and assigns.

         11. Governing Law. This Note has been delivered in the State of New York and is to be construed and enforced according to and governed by the laws of the State of New York. Maker hereby consents to the jurisdiction of the state or federal courts sitting in the State of New York as the exclusive forum for resolving any claims or disputes under this Note.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.


                                             --------------------------
                                                   Louis Lilling


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